EXHIBIT 11.1


                          COAST SAVINGS FINANCIAL, INC.
                        COMPUTATION OF EARNINGS PER SHARE
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

                                         Three Months Ended September 30,
                                       ---------------------------------------
                                              1997               1996
                                       -----------------   -------------------
                                                  Fully                 Fully
                                       Primary   Diluted    Primary    Diluted
                                       -------   -------    -------    -------
                                       (In thousands except per share amounts)

Net earnings (loss) applicable to
  common stock and common stock
  equivalents ("CSEs")                 $20,228   $20,228   $(16,100)  $(16,100)
                                       =======   =======   ========   ========
Weighted average common
  shares outstanding                    18,630    18,630     18,584     18,584
Dilutive CSEs on stock options             913       980          -          -
                                       -------   -------   --------   --------
  Weighted average shares               19,543    19,610     18,584     18,584
                                       =======   =======   ========   ========
  Net earnings (loss) per share
    of common stock                      $1.04     $1.03      $(.87)     $(.87)
                                         =====     =====      =====      =====

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
                                          Nine Months Ended September 30,
                                       -------------------------------------
                                              1997               1996
                                       -----------------   -----------------
                                                  Fully               Fully
                                       Primary   Diluted   Primary   Diluted
                                       -------   -------   -------   -------
                                      (In thousands except per share amounts)

Net earnings applicable to
  common stock and common stock
  equivalents ("CSEs")                 $45,132   $45,132   $ 1,197   $ 1,197
                                       =======   =======   =======   =======
Weighted average common
  shares outstanding                    18,607    18,607    18,583    18,583
Dilutive CSEs on stock options             858       980       599       607
                                       -------   -------   -------   -------
  Weighted average shares               19,465    19,587    19,182    19,190
                                       =======   =======   =======   =======
  Net earnings per share
    of common stock                      $2.32     $2.30      $.06      $.06
                                         =====     =====      ====      ====
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